Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-101541 and No. 33-71130 on Form S-3 and Registration Statements Nos. 333-61969, 333-17451, 333-82787, 333-30272, 333-63264, 333-125697, and 333-135431 on Form S-8 of Black Hills Corporation of our reports dated February 27, 2007, relating to the consolidated financial statements and financial statement schedule of Black Hills Corporation (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Emerging Issues Task Force Issue 04-6, Accounting for Stripping Costs Incurred during Production in the Mining Industry, effective January 1, 2006, and Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, effective December 31, 2006), and management's report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Black Hills Corporation for the year ended December 31, 2006.

DELOITTE & TOUCHE LLP

Minneapolis, Minnesota

February 27, 2007